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                                 EXHIBIT H.(XI)
                 SEVENTH AMENDMENT TO FUND ACCOUNTING AGREEMENT

                           Effective November 30, 2006

     The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add The Hartford LargeCap Growth Fund as a new series to Schedule A and to amend and restate Schedule A as attached hereto.

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        /s/ John C. Walters
                                        ----------------------------------------
                                        John C. Walters
                                        Vice President


                                        HARTFORD LIFE INSURANCE COMPANY


                                        /s/ Robert M. Arena
                                        ----------------------------------------
                                        Name: Robert M. Arena
                                        Title: Vice President

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                                   SCHEDULE A

                        To the Fund Accounting Agreement

                         THE HARTFORD MUTUAL FUNDS, INC.

               The Hartford Advisers Fund
               The Hartford Aggressive Growth Allocation Fund
               The Hartford Balanced Allocation Fund
               The Hartford Balanced Income Fund
               The Hartford Capital Appreciation Fund
               The Hartford Capital Appreciation II Fund
               The Hartford Conservative Allocation Fund
               The Hartford Disciplined Equity Fund
               The Hartford Dividend and Growth Fund
               The Hartford Equity Income Fund
               The Hartford Floating Rate Fund
               The Hartford Focus Fund
               The Hartford Global Communications Fund
               The Hartford Global Financial Services Fund
               The Hartford Global Health Fund
               The Hartford Global Leaders Fund
               The Hartford Global Technology Fund
               The Hartford Growth Allocation Fund
               The Hartford High Yield Fund
               The Hartford Income Allocation Fund
               The Hartford Income Fund
               The Hartford Inflation Plus Fund
               The Hartford International Capital Appreciation Fund The Hartford International Opportunities Fund
               The Hartford International Small Company Fund
               The Hartford LargeCap Growth Fund
               The Hartford MidCap Fund
               The Hartford MidCap Growth Fund
               The Hartford MidCap Value Fund
               The Hartford Money Market Fund
               The Hartford Retirement Income Fund
               The Hartford Select MidCap Growth Fund
               The Hartford Select MidCap Value Fund
               The Hartford Select SmallCap Growth Fund
               The Hartford Select SmallCap Value Fund
               The Hartford Short Duration Fund
               The Hartford Small Company Fund
               The Hartford Stock Fund
               The Hartford Target Retirement 2010 Fund
               The Hartford Target Retirement 2020 Fund
               The Hartford Target Retirement 2030 Fund
               The Hartford Tax-Free California Fund
               The Hartford Tax-Free New York Fund
               The Hartford Total Return Bond Fund
               The Hartford Value Fund